Customers Bank SM
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 484-610-1950

CUSTOMERS BANCORP, INC REPORTS NET INCOME
Q3 2013 NET INCOME UP 25% OVER Q3 2012
YTD 2013 NET INCOME UP 45% OVER YTD 2012

Wyomissing, PA — October 23, 2013 — Customers Bancorp, Inc. (CUBI), the parent company of Customers Bank (collectively referred to as “Customers”), reported earnings of $8.3 million for the third quarter of 2013 (“Q3 2013”) compared to earnings of $6.6 million for the third quarter of 2012 (“Q3 2012”), an increase of 24.6%.  The fully diluted Q3 2013 earnings per share was $0.33.  For the nine months ended September 30, 2013 the company had net income of $23.7 million compared to prior year net income for the nine months ended September 30, 2012 of $16.3 million, a 45.4% increase.  The financial highlights for Q3 2013 included:

•
Net interest income grew $1.0 million in Q3 2013 to $27.0 million compared to $26.0 million for Q2 2013 and $22.6 million compared to Q3 2012.  The contraction of the mortgage banking industry during Q3 2013 resulted in our mortgage warehouse lending business decreasing $512 million in loans outstanding, the resulting loss of income offset by growth in the earning on multi-family and commercial loan portfolios and the purchase of investment securities.

•	The Q3 2013 provision for loan losses of $0.8 million reflects the strong and improving loan quality of Customers Bank’s loan portfolio.

•
During Q3 2013, Customers Bancorp, Inc. issued debt totaling $63.3 million and bearing interest at 6.375%, and contributed $40.0 million as capital to Customers Bank, its wholly owned banking subsidiary.

•	Total deposits grew $467.6 million in Q3 2013 to $3.2 billion with the majority of growth in non-interest bearing deposits. The Q3 growth was used primarily to pay down other borrowings.

•
During Q3 2013 Customers Bank opened a small business and residential mortgage loan production office in a majority/minority section of the City of Philadelphia.  Customers Bank is ahead of its plan to originate $300 million in various forms of lending from that office over the next three years.

•	Capital ratios1 remained strong with Tier 1 Leverage of 10.66% and Total Risk-Based Capital of 13.90% at September 30, 2013.

1 Tier 1 Leverage and Total Risk-Based Capital at September 30, 2013 are estimated.

Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc. stated, “Customers Bank continues to execute its business plan and profitably serve its communities.  We are particularly pleased that our strategies to grow our multi-family and commercial loan portfolios continue to be successfully implemented, and that grow our multi-family and commercial loan portfolios continue to be successfully implemented, which helped the Bank offset the negative effects of considerably lower balances in our mortgage warehouse portfolio during Q3.  The mortgage warehouse balances decreased $512 million from June 30, 2013 to September 30, 2013 due to higher mortgage rates, but multi-family and commercial loans increased a combined $254 million during the quarter.  We also significantly changed how our assets are funded during Q3 2013 as deposits increased $468 million from June 30, 2013 to $3.2 billion as of September 30, 2013.  The Q3 2013 deposit increase was used to pay down non-deposit borrowings $390 million to $237 million. Deposits and capital now fund 93% of total assets.  Moving into the fourth quarter of 2013 and beyond, we expect to allocate our capital and execute our strategies to increase shareholder value through organic growth.”

Robert Wahlman, Executive Vice President and CFO, stated, “Our Q3 2013 earnings also reflects Customers’ focus on maintaining strong asset quality and control of our expenses.  Our non-covered non-accrual loans and real estate owned (“REO”) as of September 30, 2013 totaled $14.9 million, or only 0.51% of total non-covered loans of $2.9 billion.  As a result of sustained improvements in asset quality over the past several quarters, our provision for loans losses was $0.8 million in Q3 2013.  Our non-interest expenses totaled $18.3 million in Q3 2013, up $1.5 million from Q2 2013 for increases in compensation costs to support growth in our targeted markets and investment in the mortgage banking business that we plan to roll out during Q4 2013.”

EARNINGS SUMMARY
(dollars in thousands, except per share data)
	Q3	Q2	Q3
	2013	2013	2012

Net income applicable to common shareholders	$8,268	$8,226	$6,636
Diluted earnings per share	$0.33	$0.38	$0.51
Average shares outstanding	24,678,317	21,266,905	12,465,744

Return on average assets	0.90%	0.98%	1.06%
Return on average common equity	8.56%	10.11%	14.81%
Equity to Assets	9.91%	10.01%	9.85%
Net interest margin	3.14%	3.26%	3.81%

Book value per common share (period end)	$15.75	$15.40	$14.17
Period end Stock Price	$16.10	$16.25	$14.00

Net Income, Earnings Per Share and Book Value

Q3 2013 net income of $8.3 million was consistent with Q2 2013 net income of $8.2 million, and up 24.6% from Q3 2012.  Q3 2013 diluted earnings per share of $0.33 reflects the full effect of the 6.2 million common stock issuance in Q2 2013. Customers book value per share increased to $15.75 in Q3 2013 from $15.40 and $14.17 in Q2 2013 and Q3 2012, respectively, reflecting Customers strategic commitment to maintaining and growing book value per share.

Net Interest Margin

The net interest margin decreased 12 basis points to 3.14% in Q3 2013 compared to Q2 2013, principally due to lower mortgage warehouse balances and lower yields received on multi-family and commercial loans, and increased costs of borrowing due to a $63.3 million debt issuance of the parent. A majority of the parent debt proceeds was contributed as capital to Customers Bank and will support greater assets and future earnings in that entity.

Non-Interest Income

During Q3 2013 non-interest income decreased $3.3 million to $4.9 million due to a Q2 2013 one time $2.5 million benefit from FDIC indemnification of losses on loans and a Q3 2013 reduction in mortgage warehouse transaction fees.  The lower transaction fees reflect the lower loan volume experienced during  Q3 2013 compared to the prior period.

Non-Interest Expense

The operating expenses increased $1.5 million in Q3 2013 compared to Q2 2013.  The increased expenses resulted in part from a $0.5 million increase in compensation costs largely attributable to increased headcount to support the growing commercial loan, commercial real estate, and mortgage banking businesses and related administrative support.  In addition, loan workout expenses increased $0.9 million reflecting certain unreimbursed costs incurred to pursue collection and recovery of non-performing assets.

Provision for Loan Losses and Asset Quality

The Q3 2013 provision for loan losses was $0.8 million, compared to a Q2 2013 provision of $4.6 million. Customers’ Q3 provision for loan losses utilized the same reserving methodology as that used in previous periods.  The reduction in the provision for loan losses expense in Q3 2013 compared to Q2 2013 results in part from a $2.0 million provision made in Q2 2013 for several loans for which Customers’ estimate of losses on the individual loans was increased.  In addition, the potential loss factors for two portfolio segments, non-covered multi-family and non-covered commercial loans, were adjusted to reflect sustained asset-quality and market improvements which resulted in a reduction in the estimated provision for loan losses of approximately $1.4 million.

Customers segments its loan portfolio into “covered” and “non-covered” loans for purposes of analyzing and managing asset quality.  Covered loans are those loans that are covered by an FDIC Purchase Assumption Agreement (“FDIC Agreements”) and for which Customers is reimbursed 80% of allowable incurred losses.  Covered loans totaled $81.2 million as of September 30, 2013 and $91.6 million as of June 30, 2013.  Non-accrual covered loans totaled $5.8 million at September 30, 2013 and $8.0 million as of June 30, 2013.  In addition, certain properties in REO are also covered by the FDIC Agreements: $7.8 million as of September 30, 2013 and $4.4 million as of June 30, 2013.

Non-covered loans are loans for which Customers has no loss coverage or support from the FDIC Agreements.  Non-covered loans includes loans accounted for as held for sale as well as loans accounted for as held for investment.  Non-covered loans totaled $2.9 billion as of September 30, 2013 and $3.2 billion as of June 30, 2013.  Non-accrual non-covered loans totaled $14.9 million as of September 30, 2013 and $19.6 million as of June 30, 2013.  As of December 31, 2012, non-accrual loans for the non-covered portfolio totaled $22.3 million, and as of December 31, 2011 non-accrual loans for the non-covered portfolio totaled $29.6 million.

Customers’ asset quality has continued to improve.  As of September 30, 2013 non-covered loans 30 days to 89 days delinquent totaled just $6.7 million, compared to $7.0 million at June 30, 2013.

Investment in Religare Enterprises, Ltd

During Q3 2013, Customers Bancorp, Inc., through its subsidiaries, invested $23.1 million in the common stock of Religare Enterprises, Ltd. (“Religare”), a financial services company domiciled in India.    Customers Bancorp, Inc. has the opportunity to purchase warrants to acquire additional shares of Religare.  The warrants to increase Customers Bancorp Inc.’s holdings to a targeted 4.9% would require additional funding of approximately $4 million. Customers believes Religare provides a unique opportunity to serve businesses and professionals from East Asia doing business or living in the United States, and United States businesses that want to take advantage of opportunities in South East Asia.  We expect our relationship with Religare to serve as a continuing source of referrals between our two companies. Customers is optimistic this investment over the long term will help increase shareholder value, add to our earnings and better serve our customers.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $3.9 billion. A member of the Federal Reserve System and deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), Customers Bank is an equal housing lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Jersey, and Northern Virginia. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc. is listed on the NASDAQ exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement.

These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)

	Q3	Q2	Q3
	2013	2013	2012
Cash and due from banks	$88,332	$10,728	$9,112
Interest earning deposits	167,321	194,957	148,398
Cash and cash equivalents	255,653	205,685	157,510
Investment securities available for sale, at fair value	497,566	182,314	130,705
Loans held for sale	917,939	1,414,943	1,187,885
Loans receivable not covered by Loss Sharing Agreements with the FDIC	2,018,532	1,753,658	976,134
Loans receivable covered under Loss Sharing Agreements with the FDIC	81,255	91,614	110,965
Less: Allowance for loan losses	(26,800)	(28,142)	(24,974)
Total loans receivable, net	2,072,987	1,817,130	1,062,125
FDIC loss sharing receivable	11,038	14,169	12,306
Bank premises and equipment, net	11,055	10,170	9,708
Bank-owned life insurance	85,991	67,762	40,303
Other real estate owned	13,601	10,607	10,699
Goodwill and other intangibles	3,680	3,683	3,697
Restricted stock	19,113	33,188	22,581
Accrued interest receivable and other assets	36,489	33,607	16,572
Total assets	$3,925,112	$3,793,258	$2,654,091

Demand, non-interest bearing	$671,211	$265,842	$213,229
Interest Bearing Deposits	2,572,101	2,509,867	2,134,955
Total deposits	3,243,312	2,775,709	2,348,184
Federal funds purchased	-	120,000	-
Other borrowings	235,250	505,000	36,000
Subordinated debt	2,000	2,000	2,000
Accrued interest payable and other liabilities	55,665	10,776	6,405
Total liabilities	3,536,227	3,413,485	2,392,589

Preferred stock	-	-	-
Common stock	24,742	24,710	18,507
Additional paid in capital	306,183	305,364	211,868
Retained earnings	61,997	53,729	30,748
Accumulated other comprehensive (loss) income	(3,537)	(3,530)	879
Less: cost of treasury stock	(500)	(500)	(500)
Total shareholders' equity	388,885	379,773	261,502
Total liabilities & shareholders' equity	$3,925,112	$3,793,258	$2,654,091

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Three Months Ended
	Q3	Q2	Q3
	2013	2013	2012
Interest on loans held for sale	$9,495	$11,157	$1,622
Interest on loans receivable, taxable, including fees	22,363	19,099	25,368
Interest on loans receivable, non-taxable, including fees	122	97	55
Interest on investment securities, taxable	1,423	1,082	805
Interest on investment securities, non-taxable	-	-	21
Other interest income	148	114	91
Total interest income	33,551	31,549	27,962

Interest on deposits	5,470	5,136	5,191
Interest on federal funds purchased	20	74	5
Interest on other borrowings	1,041	330	194
Interest on subordinated debt	16	17	17
Total interest expense	6,547	5,557	5,407
Net interest income	27,004	25,992	22,555
Provision for loan losses	750	4,620	10,116
Net interest income after Provision for loan losses	26,254	21,372	12,439

Non-interest income:
Deposit fees	198	159	124
Mortgage warehouse transactional fees	3,090	3,868	3,346
Bank-owned life insurance income	615	567	359
Accretion of FDIC loss sharing receivable	-	2,505	1,296
(Loss) gain on sales of loans	(6)	358	(71)
Other non-interest income	958	721	4,723
Total non-interest income	4,855	8,178	9,777

Non-interest expense:
Salaries and employee benefits	8,963	8,508	5,978
Occupancy	2,289	2,110	1,709
Technology, communication and bank operations	1,121	1,061	699
Advertising and promotion	450	408	270
Professional services	1,191	1,252	819
FDIC assessments, taxes, and regulatory fees	1,105	1,058	669
Other real estate owned	401	525	(276)
Loan workout	928	72	617
Stock offering expense	-	-	97
Other non-interest expense	1,899	1,901	1,424
Total non-interest expense	18,347	16,895	12,006
Income before tax expense	12,762	12,655	10,210
Income tax expense	4,494	4,429	3,574
Net income	$8,268	$8,226	$6,636

Basic earnings per share	$0.34	$0.39	$0.53
Diluted earnings per share	0.33	0.38	0.51

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollar in thousands, except per share data)
	Nine Months Ended September 30,
	2013	2012
Interest on loans held for sale	$31,536	$4,113
Interest on loans receivable, taxable, including fees	57,489	55,850
Interest on loans receivable, non-taxable, including fees	291	110
Interest on investment securities, taxable	3,334	5,936
Interest on investment securities, non-taxable	-	64
Other interest income	370	225
Total interest income	93,020	66,298

Interest on deposits	15,742	15,687
Interest on federal funds purchased	99	8
Interest on other borrowings	1,609	434
Interest on subordinated debt	49	52
Total interest expense	17,499	16,181
Net interest income	75,521	50,117
Provision for loan losses	6,470	14,654
Net interest income after Provision for loan losses	69,051	35,463

Non-interest income:
Deposit fees	487	357
Mortgage warehouse transactional fees	10,626	8,829
Bank-owned life insurance income	1,658	948
Gain on sale of investment securities	-	9,006
Accretion of FDIC loss sharing receivable	3,722	1,951
(Loss) gain on sales of loans	402	268
Other non-interest income	2,253	5,388
Total non-interest income	19,148	26,747

Non-interest expense:
Salaries and employee benefits	24,868	17,073
Occupancy	6,309	4,937
Technology, communication and bank operations	3,023	2,037
Advertising and promotion	973	846
Professional services	3,149	2,474
FDIC assessments, taxes, and regulatory fees	3,510	2,205
Other real estate owned	962	539
Loan workout	1,674	1,519
Stock offering expense	-	1,437
Loss contingency	2,000	-
Other non-interest expense	5,254	4,140
Total non-interest expense	51,722	37,207
Income before tax expense	36,477	25,003
Income tax expense	12,794	8,751
Net income	$23,683	$16,252

Basic earnings per share	$1.10	$1.39
Diluted earnings per share	1.07	1.35

Average Balance Sheet / Margin
(dollars in thousands)
	Three Months Ended September 30,
	2013		2012
		Average yield or cost (%)		Average yield or cost (%)

Assets
Interest earning deposits	$231,378	0.26%	$144,892	0.25%
Investment securities, taxable	235,913	2.41%	129,848	2.48%
Investment securities, non taxable	-	0.00%	2,061	4.15%
Loans held for sale	985,050	3.82%	189,744	3.40%
Loans, taxable	1,982,117	4.48%	1,900,313	5.31%
Loans, non-taxable	17,729	2.73%	9,936	2.23%
Less: Allowance for loan losses	(27,725)		(14,574)
Total interest earning assets	3,424,462	3.89%	2,362,220	4.71%
Non-interest earning assets	208,819		117,195
Total assets	$3,633,281		$2,479,415

Liabilities
Interest checking	$47,569	0.38%	$36,253	0.51%
Money market	1,154,541	0.71%	930,935	0.74%
Other savings	26,930	0.45%	20,049	0.53%
Certificates of deposit	1,332,815	0.99%	947,607	1.43%
Total Interest bearing deposits	2,561,855	0.85%	1,934,844	1.07%
Other borrowings	244,149	1.75%	164,163	0.52%
Total interest bearing liabilities	2,806,004	0.93%	2,099,007	1.02%
Non-interest bearing deposits	439,271		190,977
Total deposits & borrowings	3,245,275	0.80%	2,289,984	0.94%
Other non-interest bearing liabilities	4,998		11,098
Total Liabilities	3,250,273		2,301,082
Shareholders' equity	383,008		178,333
Total liabilities and shareholders' equity	$3,633,281		$2,479,415

Net interest margin		3.13%		3.80%
Net interest margin tax equivalent		3.14%		3.81%

LOAN LOSS EXPERIENCE
(dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2013	2013	2013	2012	2012

Allowance for loan losses:
Beginning balance	$(28,142)	$(26,439)	$(25,837)	$(24,974)	$(16,118)
Charge-offs	2,291	3,093	563	1,172	1,416
Recoveries	(199)	(176)	(65)	(418)	(156)
Net charge-offs	2,092	2,917	498	754	1,260
Provision for loan losses	(750)	(4,620)	(1,100)	(1,617)	(10,116)
Ending balance	$(26,800)	$(28,142)	$(26,439)	$(25,837)	$(24,974)

Cash reserves	$2,949	$2,747	$3,138	$3,486	$4,092
Allowance to loans	1.28%	1.53%	1.63%	1.95%	2.30%
Net charge-offs to average loans	0.10%	0.17%	0.04%	0.06%	0.07%

Originated non-performing assets:
Non-accrual originated loans	$11,496	$16,069	$18,749	$20,028	$20,906
Other real estate owned	4,128	4,492	3,085	2,245	1,624
Total	$15,624	$20,561	$21,834	$22,273	$22,530

Originated non-performing assets/average assets	0.43%	0.61%	0.84%	0.79%	0.91%
Loans restructured in the period in compliance	$12	$1,003	$257	$118	$533
with modified terms